UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 23, 2010 (December 22, 2010)

Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES, INC.

(Exact Name of Company as Specified in its Charter)

NEW YORK	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1440 Broadway, 17th floor, New York, NY 10018

(Address of principal executive offices and zip code)

(212) 356-9500

(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Newtek Business Services, Inc.’s (“Newtek” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission. Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01	Entry Into a Material Definitive Agreement.

On December 22, 2010, Newtek Asset Backed Securities, LLC (“NABS”), a bankruptcy-remote special purpose entity wholly-owned by Newtek Small Business Finance, Inc. (“NSBF”), itself a wholly-owned subsidiary of Newtek Business Services, Inc. (the “Company”), completed the issuance of a note referred to as the Unguaranteed SBA 7(a) Loan-Backed Notes, Series 2010-1 (the “Notes”), attached hereto as Exhibit 10.19.1. The Notes were issued pursuant to the Trust Indenture dated December 22, 2010 between Newtek Small Business Loan Trust 2010-A (the “Trust”) and U.S. Bank National Association, as Indenture Trustee, in the aggregate principal amount of $16,000,000. The Notes are backed by approximately $23,000,000 of the unguaranteed portions of loans originated and to be originated by NSBF under the Section 7(a) loan program of the United States Small Business Administration (“SBA”). The Notes were rated AA (sf) by Standard & Poor’s, a nationally recognized statistical rating organization. The final maturity date of the Notes is March 22, 2037. The proceeds of the transaction will be used to repay debt and originate new loans

Security

The Notes are secured by, among other things, a pledge in the collateral owned by the Trust, consisting of the unguaranteed portions of loans originated and to be originated by NSBF under the SBA Section 7(a) loan program. The assets of the Trust will not be available to satisfy the claims of NSBF general creditors. The aforementioned collateral will secure only the Notes and not any other obligations of NSBF or the Trust. The Trust was established pursuant to a Trust Agreement between NABS, Wilmington Trust Company, as Trustee, and U.S. Bank National Association, as Administrator, dated December 22, 2010 (the “Trust Agreement”)

Interest

The Notes will bear interest at a variable rate based upon the Wall Street Journal prime rate plus a spread of 0.70%. As of the closing, the yield of the Notes was set at 5.75%.

Covenants

The Trust and NABS are subject to numerous restrictive covenants under the Trust Agreement and related agreements, including restrictive covenants with respect to liens, indebtedness, mergers, disposition of assets, acquisition of assets, dividends, investments, agreements, the types of business it may conduct and other customary covenants for a bankruptcy-remote special purpose entity.

Events of Default

The Notes are subject to events of default that are customary in nature for asset-backed securitizations of this type, including non-payment of principal or interest, violation by NABS of covenants, material inaccuracy of representations or warranties and insolvency or certain bankruptcy events. The occurrence of an event of default could result in the acceleration of the Notes and in certain instances the liquidation of the collateral that secure the Notes.

Purchasers

Pursuant to a note purchase agreement, NABS sold the Notes to Guggenheim Securities, LLC. The Notes were then resold pursuant to a Private Placement Memorandum dated December 21, 2010 and the Trust Agreement and were initially acquired by one or more institutional investors.

The above description is a summary and is qualified in its entirety by the terms of the Notes, which are filed as Exhibit 10.19.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.19.1	Newtek Small Business Loan Trust Class A Notes, December 22, 2010.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: December 23, 2010	/S/ BARRY SLOANE
Barry Sloane Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.19.1	Newtek Small Business Loan Trust Class A Notes, December 22, 2010.